EXHIBIT 99.1

Spirit Airlines Reports Third Quarter 2016 Results

MIRAMAR, FL. (October 25, 2016) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported third quarter 2016 financial results.

•	GAAP net income for the third quarter 2016 was $81.4 million ($1.17 per diluted share), or $86.3 million ($1.24 per diluted share)[1] excluding special items.

•	GAAP operating margin for the third quarter 2016 was 21.8 percent, or 23.0 percent[2] excluding special items.

•	Spirit ended the third quarter 2016 with unrestricted cash, cash equivalents, and short-term investments of $926.0 million.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended September 30, 2016 was 25.3 percent[3].

“During the third quarter 2016, we saw sequential improvement in total revenue directly related to our own revenue initiatives as well as a modest improvement in the industry pricing environment, and are encouraged by the constructive trends we are seeing,” said Bob Fornaro, Spirit’s President and Chief Executive Officer.  “On the operations front, we made good strides toward improving our operational performance and for the months of July, August, and September, we set new company records for on-time performance. I applaud our team for the progress made to date towards achieving consistent reliability."

Revenue Performance
For the third quarter 2016, Spirit's total operating revenue was $621.3 million, an increase of 8.1 percent compared to the third quarter 2015, driven by a 12.6 percent increase in flight volume and 0.8 point increase in load factor, partially offset by a decrease in operating yields.

Total revenue per available seat mile (TRASM) for the third quarter 2016 decreased 7.0 percent compared to the same period last year, primarily driven by a decrease in passenger yield as a result of industry competitive pricing pressures. Although yields decreased year over year, throughout the third quarter 2016, the Company saw sequential improvement in the rate of decline.

On a per passenger flight segment ("PFS") basis, total revenue per PFS for the third quarter 2016 decreased 9.0 percent, or $10.84, year over year to $109.51, primarily driven by a 12.9 percent, or $8.62, decrease in ticket revenue per PFS related to industry competitive pricing pressures.
Non-ticket revenue declined 4.2 percent, or $2.22, year over year on a per PFS basis to $51.17, primarily driven by a modest decline in bag revenue per PFS.

Cost Performance
Total GAAP operating expenses, including special items of $7.8 million4 primarily related to lease termination charges, increased 16.4 percent, or $68.5 million, year over year to $486.1 million driven by an increase in flight volume. Adjusted operating expense for the third quarter 2016 increased 14.6 percent, or $61.0 million, to $478.3 million5 on a capacity increase of 16.2 percent year over year.

Aircraft fuel expense increased in the third quarter 2016 by 5.1 percent, or $5.9 million, compared to the same period last year, due to a 15.7 percent increase in fuel gallons consumed, partially offset by an 8.8 percent decrease in the average economic fuel cost per gallon6.

Spirit reported third quarter 2016 cost per available seat mile ("ASM") excluding special items and fuel (“Adjusted CASM ex-fuel”)5 of 5.48 cents, an increase of 1.7 percent compared to the same period last year, primarily driven by higher salaries, wages, and benefits, and higher maintenance expense partially offset by lower aircraft rent per ASM.

"Our team continues to do a good job holding the line on core cost inflation. In addition, operational reliability improvements during the quarter produced more cost savings than we anticipated, provided a better product for our customers, and a better environment for our team members: a true "win-win-win" scenario," said Ted Christie, Spirit's Chief Financial Officer.

Labor
Spirit and its pilots, represented by the Airline Pilots Association, remain in open contract negotiations under the supervision of the National Mediation Board.

Fleet
During the third quarter 2016, Spirit took delivery of 2 new A321ceo aircraft, ending the quarter with 89 aircraft in its fleet.  Also, during the quarter, Spirit purchased three A319 aircraft off lease and extended the leases for two other A319 aircraft.

Share Repurchase
During the third quarter 2016, Spirit returned $38 million to shareholders by repurchasing approximately 0.9 million shares.  Year to date Spirit has returned $100 million to shareholders by repurchasing approximately 2.3 million shares.

Recent New Service Announcements
Boston - Orlando (10/7/16)
Philadelphia - Orlando (10/7/16)
Newark - Fort Lauderdale (10/30/16)
Newark - Orlando (10/30/16)
Kansas City - Orlando (11/10/16)
Akron-Canton - Fort Lauderdale (11/10/16)
Akron-Canton - Orlando (11/10/16)
Akron-Canton - Tampa (11/10/16)*
Akron-Canton - Fort Myers (11/11/16)*
Niagara Falls - Orlando (11/17/16)
Plattsburgh - Orlando (11/17/16
Baltimore - Fort Myers (11/10/16)
Baltimore - Tampa (11/10/16)
Fort Lauderdale - Havana, Cuba (12/1/16)**
Newark - Myrtle Beach (3/9/17)
Akron-Canton - Myrtle Beach (4/27/17)*
Akron-Canton - Las Vegas (4/27/17)

*seasonal
**subject to foreign government approval

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, October 25, 2016, at 9:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major US airline, we operate more than 400 daily flights to 56 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.
(2) See "Reconciliation of Adjusted Operating Income to GAAP Operating Income" table below for more details.

(3)	See "Calculation for Return on Invested Capital" table below for more details.

(4)	See "Special Items" table for more details.
(5) See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.
(6) See "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Additional risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. You should carefully consider the risks described above and the other information in this release. If any of the above risks materialize, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2016	2015	Change	2016	2015	Change
Operating revenues:
Passenger	$331,004	$319,812	3.5	$900,031	$901,851	(0.2)
Non-ticket	290,325	255,029	13.8	843,574	719,766	17.2
Total operating revenues	621,329	574,841	8.1	1,743,605	1,621,617	7.5

Operating expenses:
Aircraft fuel	121,844	115,899	5.1	321,018	356,232	(9.9)
Salaries, wages and benefits	120,190	95,081	26.4	349,530	281,175	24.3
Aircraft rent	49,367	53,525	(7.8)	151,433	159,440	(5.0)
Landing fees and other rents	39,345	34,577	13.8	114,096	98,487	15.8
Distribution	25,565	23,074	10.8	73,190	65,920	11.0
Maintenance, materials and repairs	30,443	21,473	41.8	72,010	61,904	16.3
Depreciation and amortization	25,304	19,628	28.9	73,370	51,630	42.1
Other operating	66,277	54,151	22.4	197,833	156,071	26.8
Loss on disposal of assets	423	290	45.9	1,166	1,300	(10.3)
Special charges (credits)	7,355	(76)	nm	31,609	673	nm
Total operating expenses	486,113	417,622	16.4	1,385,255	1,232,832	12.4

Operating income	135,216	157,219	(14.0)	358,350	388,785	(7.8)

Other (income) expense:
Interest expense	11,362	5,951	nm	29,588	13,182	nm
Capitalized interest	(3,067)	(3,030)	1.2	(9,163)	(8,392)	9.2
Interest income	(1,222)	(233)	nm	(4,235)	(544)	nm
Other expense	180	166	8.4	407	282	44.3
Total other (income) expense	7,253	2,854	nm	16,597	4,528	nm

Income before income taxes	127,963	154,365	(17.1)	341,753	384,257	(11.1)
Provision for income taxes	46,581	57,251	(18.6)	125,367	141,437	(11.4)
Net income	$81,382	$97,114	(16.2)	$216,386	$242,820	(10.9)
Basic earnings per share	$1.17	$1.35	(13.3)	$3.06	$3.35	(8.7)
Diluted earnings per share	$1.17	$1.35	(13.3)	$3.05	$3.34	(8.7)

Weighted average shares, basic	69,727	71,738	(2.8)	70,689	72,432	(2.4)
Weighted average shares, diluted	69,808	71,884	(2.9)	70,832	72,680	(2.5)

SPIRIT AIRLINES, INC.
Condensed Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$81,382	$97,114	$216,386	$242,820
Unrealized gain (loss) on interest rate derivative instruments, net of deferred taxes of $0, ($320), $0 and ($511)	—	(553)	—	(909)
Unrealized gain (loss) on investment securities, net of deferred taxes of $3, $0, $3 and $0	4	—	4	—
Interest rate swap losses reclassified into earnings, net of taxes of $32, $15, $97 and $15	56	25	170	25
Other comprehensive income (loss)	$60	$(528)	$174	$(884)
Comprehensive income	$81,442	$96,586	$216,560	$241,936

SPIRIT AIRLINES, INC.
Condensed Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$825,904	$803,632
Investment securities	100,083	—
Accounts receivable, net	35,892	28,266
Aircraft maintenance deposits	87,105	73,415
Prepaid income taxes	6,060	72,278
Prepaid expenses and other current assets	48,455	48,749
Total current assets	1,103,499	1,026,340

Property and equipment:
Flight equipment	1,386,310	834,927
Ground property and equipment	109,451	74,814
Less accumulated depreciation	(105,653)	(65,524)
	1,390,108	844,217
Deposits on flight equipment purchase contracts	272,690	286,837
Long-term aircraft maintenance deposits	198,426	206,485
Deferred heavy maintenance, net	79,878	89,127
Other long-term assets	85,024	77,539
Total assets	$3,129,625	$2,530,545

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$29,906	$17,043
Air traffic liability	238,793	216,831
Current maturities of long-term debt	84,443	49,637
Other current liabilities	217,779	182,729
Total current liabilities	570,921	466,240

Long-term debt, less current maturities	894,809	596,693
Long-term deferred income taxes	299,231	221,481
Deferred gains and other long-term liabilities	20,108	20,821
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	549,375	544,277
Treasury stock, at cost	(218,572)	(116,182)
Retained earnings	1,015,140	798,754
Accumulated other comprehensive loss	(1,394)	(1,546)
Total shareholders’ equity	1,344,556	1,225,310
Total liabilities and shareholders’ equity	$3,129,625	$2,530,545

SPIRIT AIRLINES, INC.SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2016	2015
Operating activities:
Net income	216,386	242,820
Adjustments to reconcile net income to net cash provided by operations:
Unrealized losses on open derivative contracts, net	—	2,239
Losses reclassified from other comprehensive income	267	—
Equity-based compensation	5,503	6,999
Allowance for doubtful accounts	213	7
Amortization of deferred gains and losses	3,837	730
Depreciation and amortization	73,370	51,630
Deferred income tax expense	77,627	63,960
Loss on disposal of assets	1,166	1,300
Lease termination cost	31,609	—
Changes in operating assets and liabilities:
Accounts receivable	(7,840)	(10,374)
Aircraft maintenance deposits	(38,299)	(17,488)
Prepaid income taxes	66,218	—
Long-term deposits and other assets	(43,252)	(44,294)
Accounts payable	(7,044)	2,340
Air traffic liability	21,684	56,960
Other liabilities	38,596	12,161
Net cash provided by operating activities	440,041	368,990
Investing activities:
Proceeds from sale of property and equipment	50	—
Capitalized interest	(7,032)	(2,707)
Pre-delivery deposits for flight equipment, net of refunds	(109,260)	(87,658)
Purchase of investment securities	(100,076)	—
Purchase of property and equipment	(447,455)	(451,799)
Net cash used in investing activities	(663,773)	(542,164)
Financing activities:
Proceeds from issuance of long-term debt	378,569	416,000
Proceeds from stock options exercised	92	32
Payments on debt and capital lease obligations	(29,663)	(16,609)
Proceeds from sale and leaseback transactions	—	7,300
Excess tax benefit (deficiency) from equity-based compensation	(497)	8,818
Repurchase of common stock	(102,390)	(112,162)
Debt issuance costs	(107)	(14,092)
Net cash provided by financing activities	246,004	289,287
Net increase in cash and cash equivalents	22,272	116,113
Cash and cash equivalents at beginning of period	803,632	632,784
Cash and cash equivalents at end of period	$825,904	$748,897
Supplemental disclosures
Cash payments for:
Interest, net of capitalized interest	$26,025	$3,851
Income taxes paid, net of refunds	$(18,169)	$95,135

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended September 30,
Operating Statistics	2016	2015	Change
Available seat miles (ASMs) (thousands)	6,507,204	5,597,997	16.2%
Revenue passenger miles (RPMs) (thousands)	5,599,370	4,768,692	17.4%
Load factor (%)	86.0	85.2	0.8 pts
Passenger flight segments (thousands)	5,674	4,776	18.8%
Block hours	98,586	88,045	12.0%
Departures	38,310	34,032	12.6%
Total operating revenue per ASM (TRASM) (cents)	9.55	10.27	(7.0)%
Average yield (cents)	11.10	12.05	(7.9)%
Average ticket revenue per passenger flight segment ($)	58.34	66.96	(12.9)%
Average non-ticket revenue per passenger flight segment ($)	51.17	53.39	(4.2)%
Total revenue per passenger flight segment ($)	109.51	120.35	(9.0)%
CASM (cents)	7.47	7.46	0.1%
Adjusted CASM (cents) (1)	7.35	7.45	(1.3)%
Adjusted CASM ex-fuel (cents) (2)	5.48	5.39	1.7%
Fuel gallons consumed (thousands)	78,288	67,684	15.7%
Average economic fuel cost per gallon ($)	1.56	1.71	(8.8)%
Aircraft at end of period	89	76	17.1%
Average daily aircraft utilization (hours)	12.3	12.8	(3.9)%
Average stage length (miles)	968	983	(1.5)%

	Nine Months Ended September 30,
Operating Statistics	2016	2015	Change
Available seat miles (ASMs) (thousands)	18,909,627	15,540,759	21.7%
Revenue passenger miles (RPMs) (thousands)	16,219,093	13,267,314	22.2%
Load factor (%)	85.8	85.4	0.4	pts
Passenger flight segments (thousands)	16,268	13,271	22.6%
Block hours	290,529	248,941	16.7%
Departures	111,495	95,240	17.1%
Total operating revenue per ASM (TRASM) (cents)	9.22	10.43	(11.6)%
Average yield (cents)	10.75	12.22	(12.0)%
Average ticket revenue per passenger flight segment ($)	55.32	67.96	(18.6)%
Average non-ticket revenue per passenger flight segment ($)	51.85	54.24	(4.4)%
Total revenue per passenger flight segment ($)	107.17	122.20	(12.3)%
CASM (cents)	7.33	7.93	(7.6)%
Adjusted CASM (cents) (1)	7.15	7.93	(9.8)%
Adjusted CASM ex-fuel (cents) (2)	5.45	5.63	(3.2)%
Fuel gallons consumed (thousands)	225,851	187,541	20.4%
Average economic fuel cost per gallon ($)	1.42	1.91	(25.7)%
Average daily aircraft utilization (hours)	12.6	12.8	(1.6)%
Average stage length (miles)	978	982	(0.4)%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items

	Three Months Ended
	September 30,
(in thousands)	2016	2015
Operating special items include the following (1):
Unrealized losses (gains) related to fuel derivative contracts	$—	$82
Loss on disposal of assets	423	290
Special charges	7,355	(76)
Total operating special items	$7,778	$296

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except CASM data in cents)	2016	2015
Total operating expenses, as reported	$486,113	$417,622
Less operating special items (1)	7,778	296
Adjusted operating expenses, non-GAAP (2)	478,335	417,326
Less: Economic fuel expense	121,844	115,817
Adjusted operating expenses excluding fuel, non-GAAP (3)	$356,491	$301,509

Available seat miles	6,507,204	5,597,997

CASM (cents)	7.47	7.46
Adjusted CASM (cents) (2)	7.35	7.45
Adjusted CASM ex-fuel (cents) (3)	5.48	5.39

(1)
Special items include unrealized gains and losses related to outstanding fuel derivative contracts, loss on disposal of assets, and special charges. Special charges for the third quarter 2016 are primarily related to lease termination costs.

(2)	Excludes operating special items.

(3)	Excludes operating special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per share data)	2016	2015
Net income, as reported	$81,382	$97,114
Add: Provision for income taxes	46,581	57,251
Income before income taxes, as reported	127,963	154,365
Pre-tax margin, GAAP	20.6%	26.9%
Add operating special items (1)	7,778	296
Income before income taxes, non-GAAP (2)	135,741	154,661
Adjusted pre-tax margin, non-GAAP (2)	21.8%	26.9%
Provision for income taxes (3)	49,412	57,361
Adjusted net income, non-GAAP (2)(3)	$86,329	$97,300

Weighted average shares, diluted	69,808	71,884

Adjusted net income per share, diluted (2)(3)	$1.24	$1.35

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands)	2016	2015
Operating income, as reported	$135,216	$157,219
Operating margin, GAAP	21.8%	27.3%
Add operating special items (1)	7,778	296
Adjusted operating income, non-GAAP (2)	$142,994	$157,515
Adjusted operating margin, non-GAAP (2)	23.0%	27.4%

(1)	See "Special Items" for more details.

(2)	Excludes operating special items.

(3)	Assumes the same marginal tax rate as is applicable to GAAP net income.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per gallon data)	2016	2015
Fuel expense
Aircraft fuel, as reported	$121,844	$115,899
Less:
Unrealized losses (gains) related to fuel derivative contracts	—	82
Economic fuel expense, non-GAAP	$121,844	$115,817

Fuel gallons consumed	78,288	67,684

Economic fuel cost per gallon, non-GAAP	$1.56	$1.71

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	September 30, 2016
Operating Income	$478,687
Add operating special items (1)	31,091
Adjustment for aircraft rent	203,524
Adjusted operating income (2)	713,302
Tax (36.8%) (3)	262,495
Adjusted operating income, after-tax	450,807
Invested Capital
Total debt	$979,252
Book equity	1,344,556
Less: Unrestricted cash, cash equivalents & short-term investments	925,987
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,424,668
Total invested capital	2,822,489

Return on invested capital (ROIC), pre-tax (2)	25.3%
Return on invested capital (ROIC), after-tax (2)(3)	16.0%

(1)	Special items include unrealized gains or losses related to outstanding fuel derivative contracts, loss on disposal of assets, and special charges primarily related to lease termination costs.

(2)	Excludes special items as described above.

(3)	Assumes the same marginal tax rate as is applicable to GAAP net income for the twelve months ended September 30, 2016.
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